CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated May 29, 2026, relating to the consolidated financial statements and consolidated financial highlights of Cantor Fitzgerald Infrastructure Fund, which are included in Form N-CSR for the year ended March 31, 2026, and to the references to our firm under the headings “Consolidated Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

July 28, 2026